BONTANG IV

                            PRODUCERS AGREEMENT



                                    by


            PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
                        VIRGINIA INDONESIA COMPANY
                           OPICOIL HOUSTON, INC.
                      VIRGINIA INTERNATIONAL COMPANY
                        ULTRAMAR INDONESIA LIMITED
                    UNION TEXAS EAST KALIMANTAN LIMITED
                     UNIVERSE GAS & OIL COMPANY, INC.
                              TOTAL INDONESIE
                          UNOCAL INDONESIA, LTD.
                         INDONESIA PETROLEUM, LTD.


                                in favor of







                      THE CHASE MANHATTAN BANK, N.A.
                         as Agent for the Lenders
                              and as Lender,

                    and the other Lenders named herein




                        Dated as of August 26, 1991




                             TABLE OF CONTENTS


                                                             PAGE

PART 1:   PRODUCERS' AGREEMENTS. . . . . . . . . . . . . . 3

          1.1  Authorization of Borrowings . . . . . . . . 3
          1.2  Approval of Expenditures. . . . . . . . . . 4
          1.3  Rights to Bontang Plant and Improvements. . 4
          1.4  No Amendments, etc. . . . . . . . . . . . . .                   4
          1.5  Compliance with Agreements. . . . . . . . . 6
          1.6  Enforcement of Agreements . . . . . . . . . 7
          1.7  Operation of Bontang Plant. . . . . . . . . .                   7
          1.8  Replacement of Trustee. . . . . . . . . . . .                   7
          1.9  Indebtedness; Permitted Amounts . . . . . . .                  10
          1.10 Negative Pledge . . . . . . . . . . . . . . .                  10
          1.11 Insurance . . . . . . . . . . . . . . . . . .                  11
          1.12 Reserve Reports . . . . . . . . . . . . . . .                  12
          1.13 Use of Proceeds . . . . . . . . . . . . . . .                  13
          1.14 Construction of Train F . . . . . . . . . . .                  13
          1.15 Notices Relating to Source of Debt Service 14
          1.16 Effect of Certain Events with Respect to
               LNG Sales Contract. . . . . . . . . . . . .15
          1.17 Payment Instructions. . . . . . . . . . . .15
          1.18 Monitoring of Total Project Expenditures. .16
          1.19 Engineering Reports . . . . . . . . . . . .18
          1.20 Debt Service Accounts . . . . . . . . . . . .                  18
          1.21 Expenses. . . . . . . . . . . . . . . . . .18
          1.22 Financial Statements. . . . . . . . . . . .18

PART 2:   REPRESENTATIONS AND WARRANTIES . . . . . . . . .19

          2.1  Due Incorporation; Power and Authority. . .19
          2.2  Legal Action. . . . . . . . . . . . . . . .19
          2.3  Restrictions. . . . . . . . . . . . . . . . .                  19
          2.4  Registrations and Approvals . . . . . . . .20
          2.5  Agreement Binding; No Defaults. . . . . . .20
          2.6  Litigation. . . . . . . . . . . . . . . . .20
          2.7  Compliance with Other Instruments, etc. . .21
          2.8  Other Agreements. . . . . . . . . . . . . . .                  21
          2.9  Insurance . . . . . . . . . . . . . . . . . .                  21
          2.10 No Encumbrance. . . . . . . . . . . . . . . .                  22
          2.11 No material Adverse Change. . . . . . . . .22




PART 3:   DEFAULTS . . . . . . . . . . . . . . . . . . . .22

          3.1  Default Defined . . . . . . . . . . . . . . .                  22
          3.2  Remedy for Default. . . . . . . . . . . . . .                  24
          3.3  Diversion and Remedy. . . . . . . . . . . . .                  25
          3.4  Liability Share Defined . . . . . . . . . . .                  26
          3.5  Notices . . . . . . . . . . . . . . . . . . .                  27

PART 4:   INSURED LOSS . . . . . . . . . . . . . . . . . . .                  27

          4.1  Effect of Total Loss of Additional Plant
               Prior to Operational Acceptance . . . . . .27
          4.2  Effect of Total Loss of Bontang Plant . . . .                  28
          4.3  Insurance Shortfall . . . . . . . . . . . .30
          4.4  Other Losses. . . . . . . . . . . . . . . . .                  30
          4.5  Loss of or Casualty to Additional Pipeline.31

PART 5:   SCOPE OF PRODUCERS' LIABILITIES. . . . . . . . .31

PART 6:   MISCELLANEOUS. . . . . . . . . . . . . . . . . . .                  32

          6.1  Notices . . . . . . . . . . . . . . . . . .32
          6.2  No Waiver; Remedies Cumulative. . . . . . .33
          6.3  Assignment; Successors and Assigns;
               Participations. . . . . . . . . . . . . . .33
          6.4  Amendments. . . . . . . . . . . . . . . . . .                  35
          6.5  Counterparts. . . . . . . . . . . . . . . . .                  35
          6.6  Section Headings. . . . . . . . . . . . . . .                  35
          6.7  Governing Law . . . . . . . . . . . . . . . .                  35
          6.8  Consent to Jurisdiction . . . . . . . . . . .                  36
          6.9  Severability. . . . . . . . . . . . . . . . .                  37
          6.10 Reinstatement . . . . . . . . . . . . . . . .                  37
          6.11 Confidentiality . . . . . . . . . . . . . . .                  38

Schedule I     Liability Share Percentages

                                BONTANG IV
                            PRODUCERS AGREEMENT


                                                      Dated as of
                                                      August 26,
1991

The Chase Manhattan Bank, N.A.,
as Agent for the Lenders
under the Loan Agreement

Dear Sirs:

          Each of the undersigned Producers confirms that it has authorized and requested the Trustee to enter into the Loan Agreement. In connection therewith, the undersigned Producers hereby confirm for your benefit and for the benefit of the other parties to such Loan Agreement executing this Agreement, any permitted successor or successors to your or their interests thereunder and the holders of the Notes referred to in such Loan Agreement the matters set forth below.
                                 * * * * *

          As used above and below in this Agreement, the following capitalized expressions shall have the meanings set forth below, such meanings to be applicable to both the singular and plural forms of such expressions.

     "Approved Institutions" means the United States headquarters or a United States branch of the following financial institutions:
(i) any branch or affiliate of Continental Bank International with the power to act as Trustee or (ii) any other bank, trust company or financial institution (in each case with trust powers) which (1) has a net worth in excess of $100,000,000.00 or (2) has outstanding debt securities rated A or better by Standard and Poors' Corporation or its equivalent by Moody's Investors Service or another nationally recognized rating agency in the United States.

     "Default" has the meaning set forth in Section 3.1 hereof.

     "Default Shortfall" has the meaning set forth in Section 3.2 hereof.

     "Diversion" has the meaning set forth in Section 3.3 hereof.

     "Diversion Shortfall" has the meaning set forth in Section 3.3 hereof.

     "EPC Contract" means the contract referred to clause (i) of the definition of Construction Documents in the Loan Agreement.

     "EPC Contractor" means P.T. Inti Karya Persada Tehnik.

     "Gas Supply Area" has the meaning set forth in Section 1.12
(a) hereof.

     "Insurance Shortfall" has the meaning set forth in Section 4.3 hereof.

     "Japanese Taxes" means any Taxes imposed by Japan or any political subdivision or taxing authority thereof or therein with respect to any amount constituting Source of Debt Service.

     "Jilco" means Japan Indonesia LNG Co., Ltd.

     "Liability Share" has the meaning set forth in Section 3.4 hereof.

     "Loan Agreement" means the Bontang IV Loan Agreement, dated as of the date hereof, among the Trustee, as borrower thereunder, the Coordinators, Arrangers, Co-Arrangers, Lead Managers, Managers, Co-Managers, Lenders, Co-Agents and Agent parties thereto, as hereafter amended.

     "1981 Development Agreement" means the Badak Expansion LNG
Facility Development Agreement dated as of June 10, 1981 between
Pertamina and Jilco, as heretofore and hereafter amended.

     "Plant Insurance" has the meaning set forth in Section 1.11(b) hereof.

     "Plant Insurance Proceeds" has the meaning set forth in
Section 1.11(b) hereof.

     "Production Sharing Contracts" shall mean the Production
Sharing Contracts specified in the definition of Production Sharing Contract set forth in the Trust Agreement to the extent such contracts relate to the supply of natural gas to the Bontang Plant.

     "Sub-Contractor" shall have the meaning given such term in the EPC Contract.

     "Trustee" means Continental Bank International, as Bontang IV Trustee under the Trust Agreement, and its successors thereunder pursuant to Section 1.8 hereof.

     In addition to the definitions set forth above, and except as otherwise provided in this Agreement, capitalized expressions which are defined in the Loan Agreement are used herein with the meanings defined in the Loan Agreement, unless the context shall otherwise specifically require.
                                 * * * * *

                                  PART 1

                           PRODUCERS' AGREEMENTS

          Each of the Producers covenants to the Lenders solely as to itself until payment in full of the principal of and interest on the Notes and payment in full of all amounts owing under the Loan Agreement at the time of such payment in full of such Notes, unless compliance with the provisions of this Part 1 shall have been waived by the Majority Lenders, to do and perform the following:

     1.1 Authorization of Borrowings. Each of the Producers has reviewed the Loan Agreement and has authorized and requested the Borrower to enter into the Loan Agreement, not in its individual capacity but solely as Trustee under the Trust Agreement, to make and repay Borrowings, to pay interest on the Borrowings, to pay other amounts and to perform the other obligation of the Borrower, all of the foregoing under and in accordance with the terms of the Loan Agreement. For purposes of effecting each Borrowing, each Producer other than Pertamina has duly authorized Pertamina and designated Pertamina as its agent with full power and authority on behalf of such Producer to authorize and request the Borrower to effect such Borrowing or to designate an entity and individuals in accordance with the Trust Agreement to do the same, or both. Pertamina agrees to perform on its own behalf, and on behalf of the other Producers the obligations authorized pursuant to, and accepts the designation contained in, this Section 1.1 and in the Trust Agreement.

     1.2 Approval of Expenditures. The Producers confirm that in accordance with Article 10 of the Processing Agreement they have made arrangements among themselves whereby, and the Producers hereby covenant to the Lenders that, all invoices of project creditors shall be approved or disapproved in good faith in accordance with objective standards customarily followed in the oil and gas industry in construction activities of the sort contemplated.

     1.3 Rights to Bontang Plant and Improvements. The Producers agree that Pertamina shall exclusively hold and shall continue to maintain title to the Bontang Plant, and all rights and interests in and to the Bontang Plant, subject with respect to Pertamina's rights and interests to rights and interests created under the Basic Agreements and any nights and interests created in other par-ties which do not adversely affect the processing of LNG thereat in the amounts and in the manner contemplated by the Processing Agreement for sale under the LNG Sales Contract, and Pertamina agrees that it will not create, incur, or suffer to exist any Encumbrances on the Bontang Plant, except for Encumbrances arising pursuant to statute or otherwise by operation of law, which shall be discharged in the ordinary course of business and shall not be enforced by attachment or levy.

     1.4  No Amendments, etc.  Each of the Producers agrees:

          (a) with respect to the Trust Agreement, such Producer shall not (i) terminate or revoke such Trust Agreement, or (ii) amend, modify, revise, supplement or waive any of the provisions of
Article 1, 4 or 9 or Section 2.1, 2.2, 3.1, 3.2, 3.3 (other than
Section 3.3(i)) or 3.7 or the third sentence of Section 7.2 of the Trust Agreement, in each case other than to permit the Borrower to enter into Subordinated Indebtedness, or any other provision of the Trust Agreement, if any such amendment, modification, revision, supplement or waiver would or would be likely to affect adversely the trust created under the Trust Agreement, the rights of the Lenders under the Loan Agreement or Notes or the ability of the Borrower to perform its obligations under such Loan Agreement or Notes or (iii) change or agree to the change of the trustee thereunder, except as contemplated by Section 1.8 hereof;

          (b) with respect to each Basic Agreement, each Production Sharing Contract and each Construction Document to which it is a party, such Producer shall not (i) terminate or revoke such Basic Agreement, Production Sharing Contract (except as provided in the definition thereof) or Construction Document or (ii) amend, modify, revise, supplement or waive any of the provisions of such Basic Agreement, Production Sharing Contract or Construction Document (x) if any such amendment, modification, revision, supplement or waiver would or would be likely to, after giving effect thereto, (A) cause the Debt Coverage Ratio under the Loan Agreement at any time that amounts are outstanding thereunder to be less than 1.5 or (B) conflict with or affect adversely the rights of the Lenders under the Loan Agreement or Notes or the obligations of the Borrower under the Loan Agreement, Notes or Trust Agreement or conflict with or impair the obligations of the Producers pursuant to this Agreement (other than an assignment permitted pursuant to Section 6.3 hereof) or (y) if the Debt Coverage Ratio already is, at the relevant time, less than 1.5 and if any such amendment, modification, revision, supplement or waiver would or would be likely to, after giving effect thereto, cause the Debt Coverage Ratio to be reduced further;

          (c) with respect to the LNG Sales Contract, Pertamina shall not consent to the assignment or delegation by any of the Buyers of such Buyer's rights or obligations under such LNG Sales
Contract;

          (d) with respect to the Construction Documents, Pertamina shall not consent to the assignment or delegation of any of the rights or obligations of the EPC Contractor or the Sub-Contractor other than (i) from the EPC Contractor to the Sub-Contractor in accordance with the Construction Documents or
(ii) to subcontractors and suppliers in the ordinary course of construction implementation; and

          (e) with respect to the EPC Contract, Pertamina shall not exercise its right to suspend performance pursuant to Section
20.1 of the EPC Contract for a period longer than 60 days from the date of suspension specified in the applicable notice of suspension delivered to the EPC Contractor, it being further agreed that Pertamina shall promptly deliver to the Agent any notice of suspen-sion delivered to the EPC Contractor and any further communications between Pertamina and the EPC Contractor with respect thereto.

          Any consent of the Majority Lenders necessary to permit any action otherwise prohibited by this Section 1.4 shall not be unreasonably withheld. Each of the Producers shall promptly provide or cause to be provided to the Agent copies of any agreement or document evidencing any amendment, modification, revision, supplement or waiver of the Trust Agreement, any of the Basic Agreements to which it is a party or any of the Construction Documents to which it is a party (excluding change orders and similar modifications or supplements arising in the ordinary course of construction implementation) or of any provision of any thereof not requiring the consent of the Lenders pursuant to this Section
1.4 and, in the case of an amendment to the Trust Agreement providing for Subordinated Indebtedness with respect to amounts to be held and distributed under the Trust Agreement, copies of the proposed amendment not less than 10 Business Days prior to execution thereof.

     1.5 Compliance with Agreements. Each of the Producers agrees that it will duly perform in a timely manner each obligation contemplated to be performed by it under this Agreement and the Trust Agreement, including, without limitation, (a) giving notices, instructions, certificates (including, without limitation, certificates as to the accuracy of the representations and warranties set forth in this Agreement and the compliance by the Producers with the terms of this Agreement), approvals and communications necessary or appropriate in order (i) to effect Borrowings, repayments and payments by the Trustee as Borrower under and in accordance with the terms of the Loan Agreement and
(ii) to permit the Borrower to perform its other obligations under the Loan Agreement, (b) providing financial and other information to the Trustee to be supplied to the Lenders under and in accordance with the Loan Agreement, and (c) giving of other notices, instructions, approvals and communications contemplated by the Trust Agreement. Each of the Producers that is a party thereto also agrees duly to perform its obligations under the Construction Documents, the Production Sharing Contracts, the Supply Agreements and the LNG Sales Contract, except in respects which are not material and not likely to give rise to the assertion of a claim for breach thereunder, and to perform in all material respects the terms of the other Basic Agreements to which it is a party, as the same may be amended from time to time as permitted by Section 1.4 hereof.

     1.6 Enforcement of Agreements. The Producers agree that, if the Borrower shall fail to perform any of its obligations under the Trust Agreement, then the Producers shall give written notice to the Borrower as promptly as practicable under the circumstances demanding that all of the Borrower's obligations under the Trust Agreement be immediately performed and simultaneously deliver a copy of such notice to the Agent. Each Producer shall promptly enforce all legal rights it possesses against the Borrower to compel performance by the Borrower of its obligations under the Trust Agreement, and give notices from time to time to the Agent with respect to the actions being taken. Each of the Producers that is a party thereto shall, with due diligence and in a reasonable and prudent manner, enforce its rights (a) against the EPC Contractor and the Sub-Contractor under the Construction Documents, (b) under the LNG Sales Contract, (c) under the Plant Use Agreement and (d) under the Processing Agreement.

     1.7 Operation of Bontang Plant. Those Producers that are shareholders of P.T. Badak shall use their best efforts, as shareholders, to cause P.T. Badak or any successor to P.T. Badak under the Plant Use Agreement to operate the Bontang Plant in the manner required pursuant to the Plant Use Agreement and to perform its obligations under the Processing Agreement in the manner required under the Processing Agreement.

     1.8  Replacement of Trustee.

          (a) The Producers may, with the prior written consent of the Majority Lenders, and shall, if any of the circumstances set forth in Section 1.8(b) hereof shall have occurred and be continuing and if requested by the Majority Lenders, appoint one of the institutions referred to in clause (ii) of the definition of Approved Institutions, if any of the circumstances set forth in Sections 1.8(b)(i), (ii) and (iii)(3) hereof shall have occurred and, with respect to any other circumstance referred to in Section 1.8(b) hereof, appoint any institution other than a branch of the Borrower referred to in such definition, as successor trustee under the Trust Agreement, such appointment for purposes of this Agree-ment to become effective upon the written confirmation by such institution, solely in its capacity as successor trustee under the Trust Agreement, of its assumption of the obligations of successor trustee under such Trust Agreement and of the Borrower under the Loan Agreement, all of the Notes and the Letter Agreement.

          (b) The circumstances referred to in Section 1.8(a) hereof are as follows:

               (i) The Borrower, Continental Bank International or Continental Bank N.A. or any successor trustee appointed pursuant to this Section 1.8 shall:

                         (1)   make an assignment for the benefit
          of creditors; or

                         (2)  file a petition in bankruptcy,
          petition or apply to any tribunal or applicable regulatory authority for the appointment of a custodian, receiver, trustee or official with similar powers for it or a substantial part of its property or assets, or commence any case or proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or similar law or statute of any jurisdiction, whether now or hereafter in effect; or

                         (3)  if there shall have been filed any
          such petition or application, or any such case or proceeding shall have been commenced against it, indicate its consent to, approval of or acquiescence in any such petition, application, case or proceeding or any order for relief or the appointment of a custodian, receiver, trustee or official with similar powers or regulatory authority for it or any substantial part of any of its properties or assets, or suffer to exist any such case or proceeding in which an order for relief is entered, or suffer any such custodianship, receivership, trusteeship or jurisdiction of such similar official or regulatory authority to continue undischarged for a period of 30 days or more; or

                         (4)  generally be unable to or generally
          fail to pay its debts as such debts become due; or

                         (5)  have concealed, removed, or permitted
          to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law or shall have suffered or permitted, while insolvent, any creditor to obtain an Encumbrance upon any of its property through legal proceedings or restraint which is not vacated within 30 days from the date such Encumbrance is created; or

                         (6)  take appropriate corporate action
          required to authorize any of the foregoing; or


               (ii) The Borrower or any successor trustee appointed pursuant to this Section 1.8 shall fail to perform any of its obligations under the Trust Agreement; or

               (iii)     Continental Bank International shall:

                         (1)   cease to be a wholly-owned
          subsidiary of Continental Bank N.A.; or

                         (2)  dispose of all or substantially all
          of its assets; or

                         (3)  fail to pay principal of, or premium
          or interest on, any of its Indebtedness in a material amount when due for payment, whether by acceleration or otherwise, but after giving effect to all applicable grace and waiver periods provided for in the agreement or instrument creating or evidencing such Indebtedness; or

               (iv) Any suit, legal action or proceeding or governmental investigation shall be commenced, or any Legal
Requirement shall be in effect, which questions the power, authority or capacity of the Borrower, Continental Bank
International or any successor trustee under the Trust Agreement to enter into the Trust Agreement, or to serve thereunder in accordance with the terms thereof or to perform any material obligation thereunder, or in the case of the Borrower, to enter into the Loan Agreement or to perform any material obligation thereunder.

     1.9 Indebtedness; Permitted Amounts. The Producers shall neither enter into, nor authorize or request the Borrower or any other Person to enter into, financing agreements or otherwise create, assume or become liable for, directly or indirectly, any Indebtedness pursuant to any agreement that will charge or be paid out of (x) the Source of Debt Service received by the Trustee prior to its deposit in the Bontang IV Payment Account, except for (i) all obligations and liabilities under the Loan Agreement, the Notes and the Letter Agreement, (ii) any Subordinated Indebtedness incurred pursuant to Section 6.4 of the Loan Agreement and (iii) obligations in respect of Pari Passu Swap Indebtedness incurred pursuant to Section 6.4 of the Loan Agreement, or (y) any Borrowed Amounts, except for the purposes for which such Borrowed Amounts are borrowed.

     1.10 Negative Pledge. The Producers shall not create or agree to, or authorize or request the Borrower or other Person to create or agree to, any Encumbrance on the Source of Debt Service prior to its deposit in the Bontang IV Payment Account or on any Borrowed Amounts, except any Encumbrance, if any, (a) arising pursuant to the Trust Agreement or in favor of the holders of Indebtedness as permitted in accordance with Section 1.9 hereof, (b) arising from the assignments made in the Supply Agreements by Pertamina to the other Producers of the production sharing percentages of such Producers of amounts payable by the Buyers under the LNG Sales Con-tract and certain other amounts as provided in the Supply Agreements or (c) arising pursuant to statute or otherwise by operation of law in connection with any transportation agreement related to any LNG sales contract entered into pursuant to Section
1.16 hereof and discharged in the ordinary course of business.

     1.11 Insurance.

          (a)  Prior to operational acceptance of the Additional
Plant by Pertamina pursuant to the EPC Contract, Pertamina shall maintain or cause to be maintained "All Risk" Builder's Risk
Insurance as required pursuant to the EPC Contract.

          (b) Prior to operational acceptance of the Additional Plant by Pertamina pursuant to the EPC Contract, Pertamina shall maintain, or cause to be maintained, with respect to the Bontang Plant excluding the Additional Plant and, upon and after such operational acceptance, Pertamina shall maintain, or cause to be maintained with respect to the Bontang Plant, property and casualty insurance (the "Plant Insurance") on terms at least as favorable to Pertamina as, and having coverage substantially similar to, the policy furnished to the Agent prior to the date hereof and in an amount which is the greater of (i) the sum of (x) the full replacement value of the Bontang Plant, together with spare parts relating to the Bontang Plant (which term shall mean, solely for the purpose of this clause (i), the facilities referred to in the policy delivered to the Lenders pursuant to Section 5.1(o)(i) of the Loan Agreement) so long as such spare parts are within the perimeter fences thereof, and (y) the maximum value of the inventory forming a part of the Bontang Plant, in each case determined by RDI Consultants or another independent surveyor acceptable to the Majority Lenders (if such Plant Insurance in such amount is available on commercially reasonable terms), or (ii) 125% of the sum of (X) all amounts outstanding from time to time under the Loan Agreement, the Notes and the Letter Agreement, plus (Y) all other Indebtedness of any Person outstanding, the holders of which, directly or indirectly, are entitled to share in the proceeds of the Plant Insurance (the "Plant Insurance Proceeds") prior to or on an equal and ratable basis within the Lenders (as the Lenders' rights are determined under Section 4.1 hereof).

          (c) All Plant Insurance shall be maintained with (i) P.T. Tugu Pratama Indonesia, or (ii) so long as Indonesian law requires that the relevant insurance be maintained with an Indonesian insurance company, an Indonesian insurance company other than P.T. Tugu Pratama Indonesia approved by the Majority Lenders, which approval shall not be unreasonably withheld, or (iii) if Indonesian law changes to permit the relevant insurance to be maintained with one or more non-Indonesian insurance companies, any insurance company other than P.T. Tugu Pratama Indonesia approved by the Majority Lenders.

          (d) Pertamina agrees that all Plant Insurance shall have Pertamina as a loss payee, and that no party other than Pertamina, the other Producers and P.T. Badak shall be loss payee. Pertamina agrees that it will not create or agree to any assignment of or security interest in the Plant Insurance Proceeds, or create any right to receive the Plant Insurance Proceeds other than equally and ratably with, or subordinated in right of payment to, the rights of the Lenders pursuant to this Agreement in favor of any Person other than the loss payees under the Plant Insurance, except for the rights of Jilco pursuant to the 1981 Development Agreement.

          (e) Pertamina shall, on the initial Borrowing Date, provide to the Agent a true, correct and complete copy of the policy or policies of insurance required by Section 1.11(a) and (b) hereof and, as promptly as practicable in the circumstances (but in no event later than 30 days) following the issuance thereof, true, correct and complete copies of each subsequent policy or policies of insurance required by Section 1.11(a) and (b) hereof. Pertamina shall also provide to the Agent as promptly as practicable under the circumstances, each amendment, modification or waiver and each notice of cancellation or termination with respect to each policy of insurance required by Section 1.11(a) and (b) hereof (but in no event later than 30 days following any such amendment, modification or waiver or receipt of any such notice).

     1.12 Reserve Reports.

          (a) The Producers agree that, if requested by the Agent, they will deliver or cause to be delivered to the Agent the latest reserve report or reports and any updates, modifications or supplements thereto covering the areas of gas supply to the Bontang Plant (the "Gas Supply Area") prepared by DeGolyer and MacNaughton or another independent petroleum engineering consulting firm of recognized standing in the petroleum industry qualified by reputation and experience in the estimating of reserves of oil and gas in subsurface reservoirs.

          (b) Pertamina shall submit or cause to be submitted to the Agent a copy of the Certificate and all supporting documentation furnished to the Buyers pursuant to Section 3.2(a) of the LNG Sales Contract together with a statement setting forth the calculation of Seller's Gas Supply Obligation in the form delivered to the Lenders prior to the date hereof pursuant to Section 5.1(n) of the Loan Agreement, before committing additional natural gas from the Gas Supply Area to sale or other utilization.

     1.13 Use of Proceeds. The proceeds of the Borrowings shall be used solely for the payment of (i) the costs incurred or to be incurred in connection with the design, engineering, procurement and construction of or otherwise relating to Train F and (ii) interest, fees, expenses, taxes and other amounts payable by the Borrower pursuant to Sections 2.3, 2.7, 2.8, 3.3, 3.4(b) and 10.6 of the Loan Agreement.

     1.14 Construction of Train F.

          (a) Pertamina shall insure that Train F is constructed and completed with due diligence and efficiency and in conformity with sound administrative, engineering and financial practices.

          (b) Pertamina shall deliver to the Agent (i) a quarterly status report in reasonable detail concerning construction of Train F, such report to include, but not be limited to, the cost incurred to the end of such quarter and an estimate of costs required for the completion and acceptance of Train F pursuant to the Development Plan and Construction Documents and (ii) such other information in respect of the construction of Train F as the Agent may reasonably request, including the monthly report referred to in
Section 8.2 of Exhibit B to the EPC Contract.

          (c) Pertamina shall not amend the Development Plan in a manner that would result in a material increase in Pertamina's expenditures or materially deviate, except to the extent such deviation may be required to comply with Section 1.18 hereof, from the Development Plan with regard to the construction, completion or operation of Train F.

          (d) Pertamina shall, if requested by the Agent, permit representatives of the Agent, and designees appointed by the Agent with the consent of Pertamina, which shall not be unreasonably withheld, to visit the site of the construction of Train F to review and examine the current status of the construction and implementation thereof.

          (e) Pertamina shall (i) promptly after it becomes aware of such event, give notice to the Agent of any event or occurrence that will, or would be reasonably likely to, delay the Start-up until after March 31, 1994, (ii) promptly after it becomes aware of such event or circumstance, give notice to the Agent of any event or circumstance that will, or is reasonably likely to, prevent deliveries during 1994 from being made in a manner which will permit the Fixed Quantities specified for 1994 in the LNG Sales Contract (as adjusted pursuant to Section 7.1(c) or Section 7.1(d) of the LNG Sales Contract) to be delivered on a reasonably evenly-spread basis, and (iii) give prompt notice of the occurrence of the Start-up to the Agent and the Borrower.

     1.15 Notices Relating to Source of Debt Service.

          (a) Pertamina shall inform the Agent by notice (with a copy to the Borrower), promptly after the issuance thereof in final form to the Buyers, of the annual and three-month loading date schedules, and of actual loading information promptly after each loading for sale and delivery of LNG related to the Source of Debt Service.

          (b) Pertamina shall give notice to the Agent promptly after Pertamina learns (i) of any event or occurrence, in the nature of force majeure, and any material dispute which could reasonably be expected to affect adversely the amount or time of receipt of the Source of Debt Service and (ii) that any default under the LNG Sales Contract has occurred or will occur with the giving of notice or lapse of time or both. Pertamina shall thereafter also inform the Agent of the status of such event at reasonable intervals during the continuance thereof.

     1.16 Effect of Certain Events with Respect to LNG Sales
Contract.

          (a) If (i) the LNG Sales Contract is terminated or (ii) sales thereunder are suspended in respect of any of the Buyers or an event of force majeure as to the LNG Tankers or a Buyer's Facilities pursuant to the LNG Sales Contract shall occur and such suspension of sales or event of force majeure shall be continuing for a period of nine months, Pertamina shall make all reasonable efforts to sell any LNG originally scheduled to be sold to any affected Buyer pursuant to the LNG Sales Contract after the date of termination or the end of such nine-month period, as the case may be, which Pertamina reasonably anticipates will not be so sold because of such termination, suspension of sales or event of force majeure; provided, however, that, with respect to an event of the type specified in clause (ii) of this subsection 1.16(a), Pertamina shall not be obligated to enter into any other LNG sales contract which Pertamina reasonably anticipates would cause it to be unable fully to perform its obligations under the LNG Sales Contract upon the cessation of such event of force majeure or suspension of sales.

          (b) Pertamina shall cause the proceeds of any replacement sales made pursuant to subsection (a) of this Section
1.16 to be paid to the Trustee as if such sales had been made pursuant to the LNG Sales Contract and shall authorize and request the Borrower to execute and deliver an agreement providing for any amendment of the definitions of Source of Debt Service and Gross Invoice Amount required to cause such proceeds to be included therein.

     1.17 Payment Instructions.

          (a) Subject to Section 1.8 hereof, Pertamina hereby agrees (i) to instruct each of the Buyers to pay all amounts payable to Pertamina pursuant to the LNG Sales Contract (other than any amounts paid to an escrow account pursuant to Section 10.6(ii) thereof) to the Trustee, (ii) to instruct any escrow or similar agent appointed pursuant to Section 10.6(ii) of the LNG Sales Contract to pay to the Trustee any amounts paid into the escrow account provided for in Section 10.6(ii) of the LNG Sales Contract which are finally determined to be payable to Pertamina and (iii) not to change such instructions or the designation of the Trustee as the recipient of amounts which constitute the Source of Debt Service payable thereunder.

          (b) With respect to all other relevant Basic Agreements, Pertamina has designated or shall designate, and agrees not to change the designation of, the Trustee as the recipient of amounts which constitute the Source of Debt Service payable thereunder.

     1.18 Monitoring of Total Project Expenditures.

          (a) It is agreed that in preparing the Drawdown Schedule originally included with the Loan Agreement, Pertamina excluded therefrom discrete packages of Support Facilities having a value of approximately $32,000,000.00, such packages of Support Facilities having been separately identified in writing by Pertamina to the Agent on behalf of the Lenders, it being further agreed that as soon as Pertamina (i) shall have given a written notice to the Buyers under the LNG Sales Contract which indicates sufficient LNG will be delivered during the second quarter of 1994 to pay the interest due on June 30, 1994 from the Source of Debt Service, the Borrowings which would have been used for this purpose may be used to pay for such Support Facilities and any other Support Facilities excluded pursuant to clause (b) of this Section 1.18, if any, from the Drawdown Schedule from time to time in effect; (ii) shall have given a written notice to the Buyers under the LNG Sales Contract which indicates sufficient LNG will be delivered during the first quarter of 1994 to pay the interest due on March 31, 1994 from the Source of Debt Service and shall have determined (by notice in writing to the Agent) not to capitalize interest on March 31, 1994, the Borrowings which would have been used for this purpose may also be used as provided in clause (i); or (iii) shall have determined (by notice in writing to the Agent specifying the particulars involved) that expenditures actually required for Train F are less than the amounts estimated therefor in the initial Drawdown Schedule, Borrowings no longer required for Train F as so specified may be used for such Support Facilities. At such time or times as the provisions of any of the foregoing clauses (i)-(iii) become of effect, Pertamina on behalf of the Producers may instruct the Borrower to effect such amendment or amendments of the Drawdown Schedule as shall give proper effect thereto, it being a condition of the effectiveness of any such amendment that Pertamina shall have specified in writing to the Agent on behalf of the Lenders the discrete packages of Support Facilities to be included within the Borrowings contemplated by the Drawdown Schedule then in effect.

          (b) In connection with the foregoing, Pertamina agrees that, until each of clause (i) and clause (ii) of clause (a) of this Section 1.18 shall become of effect, Pertamina will monitor actual interest rate experience on a quarterly basis and together with the updated Drawdown Schedule to be delivered under Section 2.2(e) of the Loan Agreement shall provide an analysis which indi-cates the sum of expenditures for Train F plus Borrowed Amounts from and including the initial Borrowing Date to and including June 30, 1994, assuming that Borrowings are made for the full amount of all Support Facilities then included in the Drawdown Schedule and that the interest rate from the last Interest Payment Date to have occurred to June 30, 1994 will be the rate in effect for the cur-rent Interest Period under the Loan Agreement. If any such analysis indicates that the total amount to be borrowed under the Loan Agreement will exceed the Commitments then Pertamina shall promptly arrange for expenditures for discrete packages of Support Facilities, having been separately identified in writing by Pertamina to the Agent on behalf of the Lenders, which have been included in the initial Drawdown Schedule and which have an esti-mated value not exceeding $16,000,000.00 to be made in a manner which will ensure that payment of the amounts due under the Loan Agreement on March 31, 1994 and June 30, 1994 may be made as Borrowed Amounts pursuant to Section 2.2(b) of the Loan Agreement.

          (c) Pertamina shall submit, or cause to be submitted to the Agent, with reasonable promptness after the end of each calendar quarter during the Availability Period, a summary statement of its then estimate of the excess capacity of the Bontang Plant to be contractually uncommitted on March 31, 1994 without taking into account the capacity of the Additional Plant and the LNG Sales Contract.

     1.19 Engineering Reports. Pertamina agrees and acknowledges that it is the intention of the Lenders to have the reports submitted by Pertamina pursuant to Section 1.14(b) hereof reviewed on an ongoing basis by Merlin Associates or another independent engineering firm of recognized standing in the construction industry and acceptable to the Majority Lenders, with a view to the provision to the Lenders of an annual commentary on the actual progress of project implementation under the EPC Contract. In furtherance of the foregoing, Pertamina agrees that it shall cooperate with such engineering firm to the extent reasonably necessary to enable it to prepare such commentary. Payment of the fees and expenses of such engineering firm shall be the subject of the Expenses Letter Agreement referred to in Section 10.6(c) of the Loan Agreement.

     1.20 Debt Service Accounts. Each of the Producers agrees with respect to the Trust Agreement that, as long as moneys are held by the Trustee in the Debt Service Account and Reserve Account, the Lenders are, to the extent necessary to make payments in accordance with the terms of the Trust Agreement of principal, interest and other amounts due under the Loan Agreement, the Notes, and the Letter Agreement, among those having a right, as provided under
Section 2.2 of the Trust Agreement, to receive disbursements thereunder.

     1.21 Expenses. To the extent that any amounts required to be paid by the Borrower pursuant to Section 10.6(a) and, prior to the Completion Date, Section 10.6(b) or 10.6(c), of the Loan Agreement are not paid when due, the Producers shall, following notice from the Agent, promptly pay such amounts or otherwise cause such amounts to be paid.

     1.22 Financial Statements.

          Each of the Producers agrees that it shall deliver to each of the Lenders through the Agent, in respect of each fiscal year of such Producer or, where applicable, of any Person controlling such Producer which reports its financial condition and results to the public, any annual financial statements of such Producer or Person controlling such Producer made available to the public, such delivery to be made as promptly as practicable after such financial statements become available to the public.

                                  PART 2

                      REPRESENTATIONS AND WARRANTIES

          Each Producer makes the following representations and warranties to the Lenders solely with respect to itself; provided, however, that (i) each representation and warranty with respect to any agreement that is dated on, as of or prior to the date hereof is made as of the date hereof, (ii) each representation and warranty with respect to any other agreement will be made as of the date such agreement is entered into, (iii) each representation and warranty with respect to any agreement is made only by those Producers that are parties thereto and (iv) Pertamina is the only Producer making the representation and warranty in Section 2.9 hereof.

     2.1 Due Incorporation; Power and Authority. Such Producer is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Such Producer has full power, authority and legal right to execute, deliver, perform and observe the terms and provisions of this Agreement, the Trust Agreement, each Production Sharing Contract, each Construction Document and each Basic Agreement.

     2.2 Legal Action. All necessary legal action has been taken to authorize such Producer to execute and deliver and to perform and observe the terms and provisions of this Agreement, the Trust Agreement, each Production Sharing Contract, each Construction Document and each Basic Agreement.

     2.3 Restrictions. There is no Legal Requirement and no contractual or other obligation binding on such Producer, including, without limitation, any of the Production Sharing Contracts, any of the Construction Documents or any of the Basic Agreements, that is or will be contravened (or, in the case of a contractual obligation, in respect of which a breach has occurred or will occur) by reason of the execution and delivery of or the performance or observance by such Producer of any of the terms or provisions of this Agreement or the Trust Agreement.

     2.4 Registrations and Approvals. No registrations, declarations or filings with, or consents, licenses, approvals or authorizations of, any legislative body, governmental department or government authority are necessary or required under any applicable law for the due execution and delivery by such Producer, or for the performance by such Producer, of this Agreement or the Trust Agreement, or to assure the validity or enforcement hereof or thereof with respect to such Producer, except such as have been obtained, copies of which have been provided to the Agent in connection with the execution and delivery of this Agreement and which remain in full force and effect.

     2.5 Agreement Binding; No Defaults. This Agreement, the Trust Agreement, each Production Sharing Contract, each Construction Document and each Basic Agreement constitute the legal, valid and binding obligations of such Producer enforceable against it in accordance with each of their respective terms, subject in the case of enforcement to any applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforce-ment of creditors' rights generally and to equitable principles of general application. No Default by such Producer has occurred and is continuing and no event has occurred or failed to occur in each case pertaining to such Producer, the occurrence or non-occurrence of which with the giving of notice or lapse of time or both would constitute a Default. Such Producer is not in violation of any of its obligations under (i) the Trust Agreement, (ii) the Production Sharing Contracts, the Supply Agreements and the LNG Sales Contract, except for violations which are not material and are not likely to give rise to the assertion of a claim for breach, and
(iii) the Basic Agreements (other than those referred to in the immediately preceding clause (ii)) and the Construction Documents, in any material respect. Each Production Sharing Contract and each Basic Agreement (other than the LNG Sales Contract) either has a duration of at least the duration of the LNG Sales Contract or is not by its terms scheduled to expire during such period.

     2.6 Litigation. There is no suit, action, proceeding or investigation pending against such Producer or, to the best of such Producer's knowledge, threatened against such Producer, which (a) questions the validity of this Agreement, the Trust Agreement, any Production Sharing Contract, any Construction Document or any Basic Agreement, or any material action taken or to be taken by such Producer pursuant hereto or pursuant to any thereof, or (b) affects materially and adversely or is likely materially and adversely to affect (i) the amounts of the Source of Debt Service payable to the Trustee under the LNG Sales Contract, or the right of the Borrower to receive any such amounts under the Loan Agreement, (ii) the Bontang Plant or Pertamina's interests therein or (iii) such Producer's ability to perform its obligations under this Agreement, the Trust Agreement, any Production Sharing Contract, any Construction Document or any Basic Agreement.

     2.7 Compliance with Other Instruments, etc. Such Producer is not in violation of any term of its charter or by-laws, or any term of any agreement or any instrument to which it is a party or by which it or any of its properties is bound or any Legal Requirement, which violation would have a material adverse effect on such Producer's ability to perform its obligations under this Agreement, the Trust Agreement, any Production Sharing Contract, any Construction Document or any Basic Agreement.

     2.8 Other Agreements. The Agent has been provided with true and complete copies of the Development Plan, the Construction Documents and the Basic Agreements, in each case as amended and in effect on the date hereof. Each Producer represents and warrants that, to the best of its knowledge, no party to any of such Construction Documents or Basic Agreements, other than any other Producer, is in breach of any material obligation thereunder.

     2.9  Insurance. Insurance policies of the type required by
Section 1.11 hereof are in full force and effect, no default or breach exists thereunder which would give rise to a right to cancel the same, and no notice of default or breach or notice of termination has been given to Pertamina with respect thereto. On or prior to the date of this Agreement, true, complete and correct copies of such insurance policies have been delivered to the Agent.

     2.10 No Encumbrance. There is no Encumbrance on the Source of Debt Service prior to its deposit in the Bontang IV Payment Account caused by such Producer, for which such Producer is responsible or which relates to such Producer, except Encumbrances, if any, (i) arising pursuant to statute or otherwise by operation of law, and not pursuant to any agreement, which are not being enforced by attachment or levy and which will be discharged in the ordinary course of business or (ii) permitted by Section 1.10 hereof.


     2.11 No Material Adverse Change. There has been no material adverse change since May 4, 1991 in (i) the business, assets, financial position or results of operation of such Producer which affects materially and adversely, or would be likely to affect materially and adversely, the performance by Pertamina of or the ability of Pertamina to perform its obligations under the LNG Sales Contract or (ii) the operation of the Bontang Plant.

                                  PART 3

                                 DEFAULTS

     3.1 Default Defined. Each of the Producers agrees with the Lenders that if any one or more of the following events shall occur it shall be, so long as the same shall continue, a default hereunder (a "Default"):

          (a)  a failure to comply with any of the provisions of
Section 1.1, 1.3, 1.4,  1.9, 1.10, 1.11, 1.17 or 6.3 hereof; or

          (b)  a failure to comply with any of the provisions of
Section 1.5, 1.6, 1.7, 1.14(e), 1.15(b), 1.16, 1.18(b), 1.18(c),
1.21, 3.5 or 4.5 hereof for seven days after written notice of such failure shall have been given to the Producers by the Agent; or

          (c)  a failure to comply with any of the provisions of
Part 1 hereof other than those referred to in Sections 3.1(a) and
(b) hereof for 30 days after written notice of such failure shall have been given to the Producers by the Agent; or

          (d) any representation or warranty made by any Producer in this Agreement (including the representations contained in the first paragraph following "Dear Sirs:" at the beginning of this Agreement) or in any of the letters given by the Producers for inclusion in the Information Memorandum dated July, 1991 relating to the financing of Train F shall prove to have been incorrect or misleading in any material respect as of the date when made; or

          (e) (i) a failure by any of the Producers to pay principal of, or premium or interest on, any of its Indebtedness in an amount which is material in the context of this Agreement when due for payment, whether by acceleration or otherwise, but after giving effect to all applicable grace and waiver periods provided for in the agreement or instrument creating or evidencing such In-debtedness; or

               (ii) any of the Producers shall:

                    (1)  make an assignment for the benefit of
               creditors; or

                    (2)  file a petition in bankruptcy, petition
          or apply to any tribunal or applicable regulatory or governmental authority for the appointment of a custodian, receiver, trustee or official with similar powers for it or a substantial part of its property or assets, or commence any case or proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or similar law or statute of any jurisdiction, whether now or hereafter in effect; or

                    (3)   if any such petition or application
          shall have been filed, or any such case or proceeding shall have been commenced against it, indicate its consent to, approval of or acquiescence in any such petition, application, case or proceeding or the appointment of a custodian, receiver, trustee or official with similar powers or regulatory or other governmental authority for it or any substantial part of its properties or assets, or suffer to exist any such case or proceeding in which an order for relief is entered, or suffer any such custodianship, receivership, trusteeship or jurisdiction of such official or regulatory or governmental authority to continue undischarged for a period of 60 days or more; or

                    (4) generally be unable to or generally fail to pay its debts as such debts become due; or

               (iii) a failure by P.T. Badak to comply with a material term or provision of the Plant Use Agreement or the Processing Agreement;

provided, however, that the effect of the occurrence of any of the events or circumstances referred to in this clause (e) is to affect, materially and adversely, the performance by Pertamina of its obligations under the LNG Sales Contract or the ability of Pertamina to perform such obligations; or

          (f) any statement furnished to the Agent under any of Sections 5.2(iii) or 6.1 of the Loan Agreement with respect to the Debt Coverage Ratio, the Gross Invoice Amount or the Source of Debt Service, as of the date of such statement, (i) was not prepared based on information concerning amounts outstanding under the Loan Agreement or the Notes which was complete and accurate in all material respects or information concerning amounts of the Gross Invoice Amount or the Source of Debt Service actually invoiced or received which was complete and accurate in all material respects, or (ii) was not prepared based on assumptions concerning future periods which were approved by the Agent on behalf of the Majority Lenders, or (iii) was delivered by the Producers in bad faith or by the Borrower pursuant to a request or authorization of the Producers given in bad faith.

     3.2 Remedy for Default. If at any time during one or more Interest Periods the effect of any one or more Defaults is to cause the Source of Debt Service received by the Borrower and payable to the Lenders to be insufficient to satisfy any payment obligation when due under the Loan Agreement, any of the Notes or the Letter Agreement (the difference between the amount of the Source of Debt Service received with respect to any Interest Period by the Borrower and payable to the Lenders under the Loan Agreement, any of the Notes or the Letter Agreement and the amount which would have been so received and payable but for such Default or Defaults, the "Default Shortfall"), then each of the Producers which caused or is responsible for such Default or to which such Default relates shall be obligated to pay an aggregate amount to the Agent for the account of the Lenders, on the dates when due during or at the end of such Interest Period, in the manner and with the effect of payments made by the Borrower as provided in the Loan Agreement, the relevant Notes or the Letter Agreement, on account of its Liability Share of the Default Shortfall, such that the net aggregate amount received by the Agent for the account of the Lenders, pursuant to this Section 3.2, after deduction of all Taxes required to be deducted or withheld from, or otherwise paid by the Lenders with respect to, such payment (but excluding Excluded Taxes required to be so deducted, withheld or paid solely to the extent that the amount of such Excluded Taxes does not exceed the amount of Excluded Taxes that would have been deducted, withheld or otherwise paid by the Lenders, if there had been no Default Shortfall, and the net amount were paid to, and received by, the Lenders out of the Source of Debt Service), shall equal such Producer's Liability Share of the Default Shortfall.

     3.3 Diversion and Remedy. In addition to the Defaults provided for in Section 3.1 hereof, if the effect during one or more Interest Periods of (i) any claim asserted by, on behalf of, or against any one or more of the Producers or any of its or their property or any interest in any of its or their property, or against the Source of Debt Service, including, without limitation, claims asserted by any governmental or taxing authority, or by, or on behalf of, any creditor, trustee in bankruptcy, custodian, receiver or similar official or authority, or (ii) the imposition of any Taxes, other than Japanese Taxes, on amounts payable under the Supply Agreements or the LNG Sales Contract, in any such case constituting Source of Debt Service, or on any other payment or receipt of the Source of Debt Service (such a claim referred to in clause (i) or imposition of such Tax referred to in clause (ii), a "Diversion") is to cause the Source of Debt Service received by the Borrower and payable during or at the end of any Interest Period to the Lenders to be insufficient to satisfy any payment obligation when due under the Loan Agreement, any of the Notes or the Letter Agreement (the difference between the amount of the Source of Debt Service received by the Borrower and payable to the Lenders under the Loan Agreement, the relevant Notes or the Letter Agreement and the amount which would have been so received and payable but for such Diversion, the "Diversion Shortfall"), each of the Producers which has caused or is responsible for such Diversion or to which such Diversion relates, shall be obligated to pay an aggregate amount to the Agent for the account of the Lenders, on the dates, in the manner and with the effect of payments made by the Borrower as provided in the Loan Agreement, the relevant Notes or the Letter Agreement, on account of its Liability Share of the Diversion Shortfall, such that the net aggregate amount received by the Lenders pursuant to this Section 3.3, after deduction of all Taxes required to be deducted or withheld from, or otherwise paid by the Lenders with respect to, such payment (but excluding Excluded Taxes required to be so deducted, withheld or paid solely to the extent that the amount of such Excluded Taxes does not exceed the amount of Excluded Taxes that would have been deducted, withheld or otherwise paid by the Lenders if there had been no Diversion Shortfall, and the net amount were paid to, and received by, the Lenders), shall equal such Producer's Liability Share of the Diversion Shortfall.

     3.4 Liability Share Defined. The "Liability Share" of a Producer which caused or is responsible for a Default or a Diversion or to which such Default or Diversion relates which has given rise to a Default Shortfall or a Diversion Shortfall, as the case may be, shall be with respect to such Default Shortfall or Diversion Shortfall a percentage determined by dividing the per-centage interest of such Producer (as set forth in Schedule 1 hereto and as adjusted for changes in Producers' Percentages as defined in and pursuant to Sections 2.2, 2.4 and 2.5 of the Supply Agreements or Production Sharing Percentages as defined in the recitals thereto) by the aggregate percentage interest of all Producers (as set forth in such Schedule 1 as so adjusted) which have caused or which are responsible for such Default or Diversion or to which such Default or Diversion relates. With respect to the imposition of Taxes referred to in Section 3.3 hereof, each Producer shall be deemed to have caused the corresponding Diversion to the extent of its percentage interest as shown in Schedule 1 hereto, adjusted as aforesaid. Upon any adjustment to Schedule 1 hereto for any change in the Producers' Percentages or Production Sharing Percentages referred to in this Section 3.4, the Producers shall promptly provide the Agent with a copy of such Schedule I as so adjusted.

     3.5 Notices. Each Producer shall promptly, and in any event not later than three Business Days after obtaining actual knowledge thereof, give notice to the Agent of the occurrence of any Default or Diversion caused by such Producer or for which it is responsible or to which it is related or any event that, with the giving of notice or the passing of time, or both, would constitute such a Default or Diversion.

                                  PART 4

                               INSURED LOSS

     4.1 Effect of Total Loss of Additional Plant Prior to Operational Acceptance. If any event occurs for which insurance proceeds are payable by an insurance company under any insurance policy referred to in Section 1.11(a) hereof relating to an actual total loss or a constructive, compromised or arranged total loss (within the meaning of such policy) of the Additional Plant, Perta-mina agrees, as follows:

          (a) Pertamina shall, as promptly as possible in the circumstances following such event, notify the Agent of the occurrence of such event and shall, within six months following such event, notify the Agent in writing whether or not it intends to rebuild or reconstruct the Additional Plant.

          (b) If Pertamina notifies the Agent that it does not intend to rebuild or reconstruct the Additional Plant, it shall promptly pay to the Agent such amounts as are instructed by the Agent equal in the aggregate to the lesser of the aggregate amounts outstanding under the Loan Agreement, Notes and Letter Agreement and the aggregate amount of such proceeds paid to Pertamina in respect of such event.


          (c) If Pertamina notifies the Agent that it intends to rebuild or reconstruct the Additional Plant, then it shall proceed to do so diligently and in good faith and shall provide the Agent with periodic written reports not less frequently than quarterly in reasonable detail concerning the rebuilding or reconstruction and including (i) the amount of insurance proceeds received under such policy, (ii) the amount of funds expended to date on the rebuilding or reconstruction, (iii) the proposed schedule for completion of the construction work, and (iv) the progress of the construction work to date.

          (d) If, at any time prior to completion, Pertamina shall terminate the rebuilding or reconstruction or shall not be proceeding with such rebuilding or reconstruction diligently and in good faith, then Pertamina shall be obligated to pay promptly to the Agent such amounts as are instructed by the Agent equal in the aggregate to the lesser of the amounts outstanding under the Loan Agreement, the Note and the Letter Agreement and the aggregate insurance proceeds which are paid to Pertamina under such policy in respect of such event and not in good faith expended or committed to be expended (pursuant to a commitment which cannot by its terms be avoided) on such rebuilding or reconstruction.

     4.2 Effect of Total Loss of Bontang Plant. If any event occurs for which insurance proceeds are payable by an insurance company under any insurance policy referred to in Section 1.11(b) hereof relating to an actual total loss or a constructive, compromised or arranged total loss (within the meaning of such policy) of the Bontang Plant (which term, for purposes of this
Section 4.2, shall exclude the Additional Plant if such loss occurs prior to operational acceptance of the Additional Plant by Pertamina pursuant to the EPC Contract), Pertamina agrees as follows:

          (a) Pertamina shall, as promptly as possible in the circumstances following such event, notify the Agent of the occurrence of such event and shall, within six months following such event, notify the Agent in writing whether or not it intends to rebuild or reconstruct the Bontang Plant.

          (b) If Pertamina so notifies the Agent that it does not intend to rebuild or reconstruct the Bontang Plant, it shall promptly pay to the Agent such amounts as are instructed by the Agent in an aggregate amount equal to the lesser of the share referred to below of the total insurance proceeds that are paid to Pertamina under such policy in respect of such event and the aggregate amount outstanding under the Loan Agreement, Notes and Letter Agreement after giving effect to any payment made pursuant to Section 4.1(b) hereof.

          (c) If Pertamina notifies the Agent that it intends to rebuild or reconstruct the Bontang Plant, then it shall proceed to do so diligently and in good faith, applying amounts equal to the proceeds of the insurance to the extent required, and shall provide the Agent with periodic written reports not less frequently than quarterly in reasonable detail concerning the rebuilding or reconstruction and including (i) the amount of insurance proceeds received under such policy, (ii) the amount of funds expended to date on the rebuilding or reconstruction, (iii) the proposed schedule for completion of the construction work, and (iv) the progress of the construction work to date.

          (d) If, at any time prior to completion, Pertamina shall terminate the rebuilding or reconstruction or shall not be proceeding with such rebuilding or reconstruction diligently and in good faith, then Pertamina shall be obligated promptly to pay to the Agent such amounts as are instructed by the Agent in an aggregate amount equal to the lesser of the share referred to below of the total insurance proceeds that are paid to Pertamina under such policy in respect of such event and not in good faith expended or committed to be expended (pursuant to a commitment which cannot by its terms be avoided) on such rebuilding or reconstruction and the aggregate amounts outstanding under the Loan Agreement, the Notes and the Letter Agreement after giving effect to any payments made pursuant to Sections 4.1(b) and 4.2(b) hereof.

          The share referred to in clauses (b) and (d) above of such total insurance payments shall be (i) the total amount of such payments minus the portion thereof payable to Jilco under the 1981 Development Agreement multiplied by (ii) a fraction the numerator of which is the aggregate principal amount of Indebtedness outstanding under the Loan Agreement, Notes and the Letter Agree-ment at the time amounts are payable to the Lenders under this
Section 4.2 and the denominator of which is equal to the sum of the aggregate principal amount of the Indebtedness outstanding under the Loan Agreement and the aggregate principal amount of all Indebtedness of any Person outstanding at such time, the holders of which, directly or indirectly, are entitled to share in the Plant Insurance Proceeds prior to or on an equal and ratable basis with the Lenders (as the Lenders' rights are determined under this Section 4.2).

     4.3 Insurance Shortfall. If by reason of a failure of Pertamina to comply with Section 1.11 hereof, the share of insurance payments of the type referred to in Sections 4.1.(b) and
(d) and 4.2(b) and (d) hereof is insufficient to pay in full all principal, interest and other amounts payable under the Loan Agreement, the Notes and all amounts payable under the Letter Agreement (the amount of such insufficiency, an "Insurance Shortfall"), Pertamina shall be obligated to pay the amount of the Insurance Shortfall to the Agent for the account of the Lenders in such amounts as are instructed by the Agent on the dates, in the manner of and with the effect of payments made by the Borrower as provided in the Loan Agreement, the Notes and the Letter Agreement, such that the net amount received by the Lenders, pursuant to this
Section 4.3, after deduction of all Taxes required to be deducted or withheld from, or otherwise paid by the Lenders, with respect to, such payment (but excluding Excluded Taxes required to be so deducted, withheld or otherwise paid solely to the extent that the amount of such Excluded Taxes does not exceed the amount of Excluded Taxes that would have been deducted, withheld or otherwise paid by the Lenders if there had been no Insurance Shortfall, and the net amount were paid to, and received by, the Lenders out of an amount equal to such share of insurance), shall equal the Insurance Shortfall.

     4.4 Other Losses. Upon a partial loss of the Additional Plant or the Bontang Plant, as the case may be, or a total loss with respect to which Pertamina has not given notice pursuant to
Section 4.1 or 4.2 hereof that it intends not to rebuild and if Pertamina has not applied amounts equal to the insurance proceeds paid to Pertamina to repayment of the Indebtedness outstanding under the Loan Agreement, the Notes and the Letter Agreement in the manner contemplated by Sections 4.1 and 4.2 hereof, Pertamina shall proceed to rebuild or reconstruct the Additional Plant or the Bontang Plant, as the case may be, diligently and in good faith applying amounts equal to the proceeds of the insurance referred to in Section 1.11(a) or (b), as the case may be, to the extent required and shall provide the Agent with the periodic reports described in clause 4.1(c) or 4.2(c) hereof, as the case may be, as provided in such clause.

     4.5 Loss of or Casualty to Additional Pipeline. If, at any time after the operational acceptance of the Additional Pipeline, there shall occur any damage, casualty or destruction of or to the Additional Pipeline, Pertamina shall promptly proceed to repair, replace, reconstruct or otherwise remedy the Additional Pipeline or any damage or casualty thereto, as the case may be, with due diligence and efficiency and in conformity with sound administrative, engineering and financial practices.

                                  PART 5

                      SCOPE OF PRODUCERS' LIABILITIES

          Except as stated in Sections 3.2, 3.3, 3.4 and Part 4 hereof and then only to the limited extent specifically stated therein, no recourse shall be had for the payment of the principal of or interest on the Notes or the payment of any other amounts due under the Loan Agreement or the Letter Agreement, or shall be had for any claim based on any provision of the Notes, the Loan Agreement or the Letter Agreement, against any of the Producers, or against any past, present or future stockholder, officer, director, employee, or agent of any of the Producers, either directly or through the Borrower or any successor of the Borrower, or under the Trust Agreement, or under any constitution, statute or rule of law or by the enforcement of any assessment, or otherwise, and, except as above provided, no such Person shall have any personal obligation, liability or duty whatsoever to the Agent, the Co-Agents, the Coordinators, the Arrangers, the Co-Arrangers, the Lead Managers, the Managers, the Co-Managers, the Risk Participant, the Risk Co-Participants or any of the Lenders or any holders of the Notes or anyone else for or with respect to any such payment, the performance of or compliance with any covenant or agreement contained in the Loan Agreement, the Letter Agreement, the Trust Agreement or this Agreement or the truth, accuracy or completeness of any statement or representation made in or pursuant to any such document. Furthermore, the obligations of the Producers hereunder are several, and not joint or joint and several, and there shall be no recourse to any Producer by any Person party to the Loan Agreement or the Letter Agreement or by any holder of a Note or otherwise for any liability of another of the Producers which may have arisen hereunder, it being expressly agreed and understood, however, that the failure of a Producer to perform its obligations under this Agreement shall not relieve, any other Producer of its obligations hereunder.

          The Agent, each Co-Agent, each Coordinator, each Arranger, each Co-Arranger, each Lead Manager, each Manager, each Co-Manager, the Risk Participant, each Risk Co-Participant, each Lender, each holder of any of the Notes and each other Person relying on or purporting to rely on the terms of this Agreement in adopting any course of action shall be bound by the terms of this
Part 5 of this Agreement to the same extent as if its written acceptance of the terms hereof were subscribed hereto.

                                  PART 6

                               MISCELLANEOUS

     6.1 Notices. All notices, requests, demands or other communications to or from the parties hereto shall be given or made by telex, facsimile or by personal delivery, and shall be deemed to have been duly given and made, in the manner provided in Section
10.1 of the Loan Agreement. Any such notice, request, demand or communication shall be sent in the case of each Producer to its address, telex number and answerback or facsimile number set forth on the signature pages hereof or, where applicable, to the designated representative of such Producer as set forth below; or in each case with respect to any party to such other address, telex or facsimile number as such party may designate for the purpose by written notice to the party sending such notice, request, demand or communication.

          In the case of notices and other communications for Virginia Indonesia Company, OPICOIL Houston, Inc., Virginia International Company, Ultramar Indonesia Limited, Union Texas East Kalimantan Limited and Universe Gas & Oil Company, Inc., such notices and communications shall be sent to Virginia Indonesia Company, which shall be designated the representative of the Producers specified in this paragraph for such purpose.

          In the case of notices and other communications for Total Indonesie and Indonesia Petroleum, Ltd., such notices and communications shall be sent to Total Indonesie, which shall be designated the representative of the Producers specified in this paragraph for such purpose.

          In the case of notices and other communications for Unocal Indonesia, Ltd. and Indonesia Petroleum, Ltd., such notices and communications shall be sent to Unocal Indonesia, Ltd., which shall be designated the representative of the Producers specified in this paragraph for such purpose.

          A new or successor representative for the purpose referred to in each of the preceding three paragraphs may be designated by notice to such effect signed by all the relevant Producers if given to the Agent 10 days in advance of any such change. Until receipt of any such notice, the Agent may rely on any notice or other communication to the representative as being notice to each such Producer.

     6.2 No Waiver; Remedies Cumulative. No failure to exercise and no delay in exercising, on the part of any Person having rights hereunder, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Subject always to the provisions of Part 5 hereof, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     6.3 Assignment; Successors and Assigns; Participations. This Agreement shall be binding upon and inure to the benefit of the Coordinators, the Arrangers, the Co-Arrangers, the Lead Mangers, the Managers, the Co-Managers, the Lenders, the Co-Agents, the Agent and the holders from time to time of the Notes and their respective successors and permitted assigns, in each case to the extent that the provisions of the Loan Agreement and Letter Agreement inure to the benefit of such Persons and their respective successors and permitted assigns thereunder, and except as specifically set forth in this Section 6.3, no Person shall have or acquire any right or benefit hereunder or in respect of any obligation of any Producer herein contained. Except for the assignments prior to the date hereof pursuant to the Supply Agree-ments by Pertamina to the other Producers of the production sharing percentages of such Producers in amounts payable by the Buyers under the LNG Sales Contract and certain other amounts as specified in the Supply Agreements, no Producer may assign any rights or delegate any obligations hereunder or assign any rights in or to the Source of Debt Service prior to deposit in the Bontang IV Payment Account without the written consent of the Majority Lenders, such consent not to be unreasonably withheld; provided that if another corporation, or other entity wholly owned by or an agency of the Republic of Indonesia should succeed to all rights and obligations of Pertamina under the Trust Agreement, the Construction Documents and all of the Basic Agreements to which it is a party, Pertamina may assign all of its rights and delegate all of its obligations hereunder to such other corporation, entity or agency, such assignment and delegation to become effective upon such Person's written assumption (a copy of which shall be provided to the Agent and which shall confirm the assignment of rights and the assumption of obligations by such Person under the Trust Agreement, the Construction Documents and the Basic Agreements to which the assignor is a party) of all of Pertamina's obligations hereunder including, without limitation, the restrictions on assignments and delegations contained in this Section 6.3 which shall apply to all assignees of the rights and delegees of the obligations of Pertamina and its assignees and delegees; and provided further that any Producer other than Pertamina may assign its rights and delegate its obligations hereunder and assign its rights with respect to the Source of Debt Service prior to deposit in the Bontang IV Payment Account, to the extent of and in conjunction with the assignment of its rights and the delegation of obligations under the Trust Agreement, the Production Sharing Contracts and the Basic Agreements, in each case to which it is a party, such assignment and delegation to become effective upon such Person's written assumption (a copy of which assumption shall be provided to the Agent and which shall confirm to the extent provided in such assignment and delegation the assignment of rights and the assumption of obligations by such Person under the Trust Agreement, the Production Sharing Contracts and the Basic Agreements, in each case to which the assignor is a party) of such Producer's obligations hereunder including, without limitation, the restrictions on assignments and delegations contained in this
Section 6.3 which shall apply to all assignees of the rights and delegees of the obligations of such Producer and its assignees and delegees. The Producers may treat each Lender as the holder of the Note or Notes drawn to its order and delivered to such Lender until written notice of transfer shall have been received by them. All agreements, representations and warranties made herein shall survive the making of any such transfer hereunder by any Lender. Notwithstanding the foregoing, each Lender may grant participations, in whole or in part, in its rights under this Agreement to the extent that it may grant participations in its rights under the Loan Agreement, Notes and Letter Agreement.

     6.4 Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver shall be in writing and signed (including the form of signatures on any telex, cable or facsimile with appropriate confirmed answerback, cable or facsimile copy duly sent by the Person so amending or waiving) by the Producers, the Agent and the Majority Lenders; provided that any waiver need only be signed by the party granting the waiver. Any such amendment or waiver shall be signed by the Agent on behalf of the Lenders if the Agent has been so authorized in writing or by telex or cable by the Majority Lenders. Any amendment or waiver signed by the Agent in accordance with the preceding sentence shall be binding upon the Lenders and any holder of a Note.

     6.5 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Agent and Pertamina.

     6.6 Section Headings. The Section headings in this Agreement are inserted for convenience of reference only and shall be ignored in construing this Agreement.

     6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, United States of America, applicable to agreements made and to be performed entirely within such state.

     6.8  Consent to Jurisdiction.

          (a) Solely for purposes of this Agreement, to the extent it may do so under applicable law, each Producer hereby irrevocably consents that any suit, legal, action or proceeding against it or any of its property with respect to any of the obligations arising under this Agreement may be brought in any New York state court located in the Borough of Manhattan, City and State of New York or any federal court of the United States of America located in the Southern District of New York, as any Lender or the Agent may elect, and by execution and delivery of this Agreement, each Producer hereby irrevocably submits to and accepts, solely as aforesaid, with regard to any such suit, legal action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Producer hereby irrevocably designates, appoints and empowers CT Corporation System, 1633 Broadway, New York, New York 10019 as its agent to receive for and on its behalf service of process in New York in any suit, legal action or proceeding with respect to this Agreement. It is understood that a copy of any such process served on such agent shall be promptly forwarded by airmail by the Person commencing such suit, legal action or proceeding to the relevant Producer at its address set forth on the signature pages hereof, but the failure of the relevant Producer to receive such copy shall not affect in any way the service of such process as aforesaid. If service of process cannot be effected in the foregoing manner, each Producer further, solely as aforesaid, irrevocably consents to the service of process in any such suit, legal action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, return receipt requested, to the respective Producer at its address set forth on the signature pages hereof. The foregoing, however, shall not limit the right of the Lenders to serve process in any other manner permitted by law or to bring any suit, legal action or proceeding or to obtain execution of judgment in any other jurisdiction.

          (b) Solely as aforesaid, to the extent it may do so under applicable law, each Producer hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, legal action or proceeding arising out of or relating to this Agreement in any court located in the Borough of Manhattan, City and State of New York and hereby further irrevocably waives any claim it may now or hereafter have that a court located in the Borough of Manhattan, City and State of New York is not a convenient forum for any such suit, legal action or proceeding. Pertamina represents and warrants that this Agreement and its obligations made hereunder and the transactions contemplated hereby constitute commercial rather than public or governmental acts.
Each Producer other than Pertamina represents and warrants that it is not entitled to claim immunity from legal proceedings with respect to itself or any of its property on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under this Agreement or the Trust Agreement.
To the extent that any Producer or any of its property or the Source of Debt Service, prior to deposit in the Bontang IV Payment Account has or hereafter may acquire any claim of right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment, levy or execution of judgments on the grounds of sovereignty or otherwise, to the extent it may do so under applicable law each Producer on behalf of itself and any successors, solely as aforesaid, hereby irrevocably waives such claim of right to immunity for itself and its property in respect of its obligations arising under this Agreement and the Trust Agreement and each Producer agrees that it will not assert any such right to immunity in any way which would impair the performance or ability of the Borrower to perform its obligations under the Loan Agreement.

     6.9 Severability. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or enforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired.

     6.10 Reinstatement. The obligations of the Producers to make payments under this Agreement shall continue to be effective or shall be reinstated, as the case may be, if, at any time, a payment or any part thereof, of any amount paid to a Lender in respect of which a Producer is obligated to make payment hereunder is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or for any other reason, all as though such payment had not been made.

     6.11 Confidentiality. No copy of (a) this Agreement, the Loan Agreement or the Trust Agreement or (b) any other agreement to which any Producer or the Trustee is a party or any document signed or issued by or on behalf of any such Producer, which agreement or document is identified by any Producer to the Agent as confiden-tial, shall, without Pertamina's consent for the agreements referred to in clause (a), or the consent of the relevant Producer for agreements or documents referred to in clause (b), be released or otherwise delivered by or on behalf of any of the Coordinators, the Arrangers, the Co-Arrangers, the Lead Managers, the Managers, the Co-Managers, the Risk Participant, the Risk Co-Participants, the Co-Agents, the Agent or any Lender to any third party, except, prior to the Effective Date, to any prospective lender in connection with the transactions contemplated hereby pursuant to a confidentiality undertaking in a form approved by the Producers on or prior to the date hereof. Notwithstanding the foregoing, the agreements and documents referred to in the preceding sentence may be released to bank regulatory authorities having jurisdiction over the Lender, as may otherwise be required by law and to any prospective transferee of or participant in the rights of any of the Lenders under the Loan Agreement, the Notes and this Agreement upon execution by such Person of a confidentiality undertaking in a form substantially similar to that approved by the Producers on or prior to the date hereof. No public announcement or statement or publication relating to any of the foregoing shall be made or released by or on behalf of any of the Coordinators, the Arrangers, the Co-Arrangers, the Lead Managers, the Managers, the Co-Managers, the Risk Participant, the Risk Co-Participants, the Co-Agents, the Agent or any Lender, without the prior written approval of the Producers.

                                 * * * * *

          The undersigned Producers have caused this Agreement to be duly executed by their respective duly authorized signatories as of the date hereof.





Jalan Medan Merdeka Timur 1A
Jakarta - Indonesia
Telex No.:  44441/44134
Answerback:  PERTA JKT/
          PERTA IA
Facsimile No.: 62-21-720-0300
Attention Director of Finance

(Copy to Attention:
Director of Processing)


One Houston Center
1221 McKinney - Suite 651
Houston, Texas  77010
U.S.A.
Telex No.:  713-166-100
Answerback:  VICO HOU
Facsimile No.:  713-754-6697
Attentin:  Treasurer


2801 Post Oak Blvd. -
  Suite 300
Houston, Texas  77056
U.S.A.
Telex No.:  168793
Answerback: OPICOIL HOU
Facsimile No.: 1-713-297-8108
Attention:     Executive Vice
          President

PERUSAHAAN PERTAMBANGAN
 MINYAK DAN GAS BUMI NERGARA
 (PERTAMINA)

By
/s/___________________________
Name:
Title:







VIRGINIA INDONESIA COMPANY

By
/s/__________________________
Name:
Title:





OPICOIL HOUSTON, INC.

By
/s/__________________________
Name:
Title:

120 White Plains Road
P.O. Box 2010
Tarrytown, New York 10591-9010
U.S.A.
Telex No.:  179094
Answerback:  AMULT UT
Facsimile No.: 1-914-332-0807
Attention:  President


c/o American Ultramar Limited
120 White Plains Road
P.O. Box 2010
Tarrytown, New York  10591
U.S.A.
Telex No.:  178999
Answerback:  AMULT UT
Facsimile No.: 1-914-332-0807
Attention:     Executive Vice
          President




P. O. Box 2120
Houston, Texas  77252-2120
U.S.A.
Telex No.:  775255
Answerback:  UNOTEX PET HOU
Facsimile No.: 1-713-968-2771
Attention:  President

Akasaka Twin Tower, East Wing
17-22, Akasaka 2-Chome
Minato-ku, Tokyo 107, Japan
Telex No.:  J25408
Answerback:  JAPEXTOK
Facsimile No.: 81-3-3585-1486
Attention:     General Manager
               of
          Business Department



VIRGINIA INTERNATIONAL
COMPANY

By
/s/___________________________
__
Name:
Title:





ULTRAMAR INDONESIA LIMITED

By
/s/___________________________
Name:
Title:








UNION TEXAS EAST KALIMANTAN
LIMITED

By
/s/___________________________
Name:
Title:


UNIVERSE GAS & OIL COMPANY,
INC.

By
/s/___________________________
Name:
Title:

P. O. Box 1010
Jakarta 10010
Indonesia
Telex No.:  44108
Answerback:  TOTAL JKT
Facsimile No.: 62-21-520-0834
Attention:  President


10th Floor, Toranomon 37
Mori Building
No. 5-1, Toranomon 3-Chome
Minato-ku, Tokyo 105, Japan
Telex No.: 2424210
Answerback:  JAIPEX J
Facsimile No.: 81-3-3434-1603
Attention:  General Manager of
Marketing


Ratu Plaza Office Tower
7th Floor
Jalan Jenderal Sudirman
Jakarta, Indonesia
Telex No.:  47335
Answerback:  UNOCAL IA
Facsimile No.: 62-21-720-4499
Attention:  President

Accepted:

THE CHASE MANHATTAN BANK, N.A.
   As Agent


By
/s/___________________________
Name:
Title:





TOTAL INDONESIE


By
/s/__________________________
Name:
Title:




INDONESIA PETROLEUM, LTD.


By
/s/___________________________
Name:
Title:





UNOCAL INDONESIA, LTD.


By
/s/___________________________
Name:
Title:

THE CHASE MANHATTAN BANK, N.A.


By /s/________________________
Name:
Title:


THE MITSUBISHI BANK, LIMITED


By /s/________________________
Name:
Title:


THE DAI-ICHI KANGYO BANK, LTD.


By /s/________________________
Name:
Title:

THE FUJI BANK, LIMITED


By /s/________________________
Name:
Title:


THE MITSUI TAIYO KOBE BANK
   LIMITED


By /s/________________________
Name:
Title:

THE SANWA BANK, LIMITED


By /s/________________________
Name:
Title:


UNION DE BANQUES SUISSES
   (LUXEMBOURG) S.A.


By /s/________________________
Name:
Title:


By /s/________________________
Name:
Title:


CREDIT LYONNAIS S.A.


By /s/________________________
Name:
Title:


BANQUE NATIONALE DE PARIS


By /s/________________________
Name:
Title:

THE MITSUBISHI TRUST AND
   BANKING CORPORATION


By /s/________________________
Name:
Title:


NMB POSTBANK GROEP N.V.

By /s/________________________
Name:
Title:

By /s/________________________
Name:
Title:

THE SUMITOMO BANK, LIMITED

By /s/________________________
Name:
Title:


SWISS BANK CORPORATION

By /s/________________________
Name:
Title:

By /s/________________________
Name:
Title:

BANQUE PARIBAS


By /s/________________________
Name:
Title:

THE DAIWA BANK LIMITED

By /s/________________________
Name:
Title:


DEUTSCHE BANK AG

By /s/________________________
Name:
Title:


DRESDNER BANK AG

By /s/________________________
Name:
Title:


SOCIETE GENERALE

By /s/________________________
Name:
Title:

THE TOKAI BANK, LIMITED

By /s/________________________
Name:
Title:

THE NIPPON CREDIT BANK, LTD.

By /s/________________________
Name:
Title:

BBL FINANCE IRELAND

By /s/________________________
Name:
Title:

THE TOYO TRUST AND BANKING
   COMPANY, LTD.

By /s/________________________
Name:
Title:

BANCO ESPANOL DE CREDITO

By /s/________________________
Name:
Title:

By /s/________________________
Name:
Title:

GENERALE BANK

By /s/________________________
Name:
Title:

THE LONG TERM CREDIT BANK OF
   JAPAN, LTD.

By /s/________________________
Name:
Title:

CREDIT NATIONAL

By /s/________________________
Name:
Title:


THE KIYO BANK, LTD.

By /s/________________________
Name:
Title:

                                                                 Schedule 1

                        Liability Share Percentages


                                                      Pre-Tax
                                                     Percentage
                                                    Interest (%)

Pertamina                                           20.4545%
OPICOIL Houston, Inc.                                3.9773%
Virginia International Company                       3.1072%
Virginia Indonesia Company                           1.4915%
Ultramar Indonesia Limited                           5.2202%
Union Texas East Kalimantan Limited                  5.2202%
Universe Gas & Oil Company, Inc.                     0.8700%
Total Indonesie                                     25.8522%
Unocal Indonesia, Ltd.                               3.9773%
Indonesia Petroleum, Ltd.                           29.8296%

                                                   100.0000%